Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectuses of Pioneer Ibbotson Asset Allocation Series and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, and Class Y Shares' Statement of Additional Information of Pioneer Ibbotson Asset Allocation Series and to the incorporation by reference of our report, dated September 19, 2008, on the financial statements and financial highlights of Pioneer Ibbotson Conservative Allocation Fund, Pioneer Ibbotson Moderate Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Aggressive Allocation Fund (each a fund of the Pioneer Ibbotson Asset Allocation Series) in the Annual Report to the Shareowners for the year ended July 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A, No. 333-114788) of Pioneer Ibbotson Asset Allocation Series.



                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 20, 2008